As filed with the Securities and Exchange Commission on January 14, 2005.

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT Under The Securities Act of 1933

ALLIED IRISH BANKS,

PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Ireland	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Bankcentre, Ballsbridge, Dublin 4, Ireland,

(Address of Principal Executive Offices)

THE ALLIED IRISH BANK CAPITAL

ACCUMULATION RETIREMENT PLAN AND TRUST

(Full Title of the Plan)

c/o Allied Irish Bank, 450 Park Avenue, New York, NY 10022 (212) 515-6846

(Name, Address and Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (2)

Common Stock, par value of 0.32 euro per share (the “Shares”) (1)	111,000	$40.57	$4,503,270	$530.03

(1)     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Allied Irish Bank Capital Accumulation Retirement Plan and Trust.  Pursuant to Rule 457(h)(2), no separate fee is required with respect to such interests.

(2)     Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) under the Securities Act of 1933, on the basis of the average of the high and low sales price of one ADS representing two Shares reported on the New York Stock Exchange on January 11, 2005.

PART I

Item 1.                     PLAN INFORMATION

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 2.                     REGISTRANT INFORMATION AND EMPLOYEE ANNUAL INFORMATION

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                     INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, or sections of documents, as applicable, filed by Allied Irish Banks, Public Limited Company (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference and made a part hereof:

(1)  Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2003 filed with the Commission on June 17, 2004;

(2)  Any report on Form 6-K submitted by the Registrant to the Commission prior to termination of this registration statement and identified by the Registrant as being incorporated by reference in this registration statement.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. In addition, any report on Form 6-K submitted by the Registrant to the Commission during such period and identified by the Registrant as being incorporated by reference in this registration statement shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of submission of such report.

Item 4.                     DESCRIPTION OF SECURITIES

For a description of securities, please see: (i) The Allied Irish Bank Capital Accumulation Retirement Plan and Trust Summary Plan Description, (ii) Allied Irish Bank, p.l.c. ADS and Common Stock Information for The Allied Irish Bank Capital Accumulation Retirement Plan and Trust and (iii) The Allied Irish Bank Capital Accumulation Retirement Plan and Trust:  Comparative Fund Information which are exhibits to this registration statement.

Item 5.                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

Item 6.                     INDEMNIFICATION OF DIRECTORS AND OFFICERS

Not applicable.

Item 7.                     EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8.                     EXHIBITS*

Number	Description	Reference

4.1

Deposit Agreement dated as of November 8, 1990, as amended and restated as of May 14, 1999, among Allied Irish Banks, p.l.c., the Bank of New York and All Owners and Holders of American Depository Receipts

Filed herewith

5.1	Legal Opinion of Bryan Sheridan, Counsel to Allied Irish Banks, p.l.c.	Filed herewith

5.2	ERISA Qualification Undertaking	Filed herewith

23.1	Consent of KPMG	Filed herewith

24.1	Power of Attorney (included in the signature page)	Filed herewith

99.1	The Allied Irish Bank, p.l.c. ADS and Common Stock Information for The Allied Irish Bank Capital Accumulation Retirement Plan and Trust	Filed herewith

99.2	The Allied Irish Bank Capital Accumulation Retirement Plan and Trust: Comparative Fund Information	Filed herewith

99.3	The Allied Irish Bank Capital Accumulation Retirement Plan and Trust Summary Plan Description	Filed herewith

*                      Exhibits required by Items 601(b)(5)(ii) and (iii) and 601(b)(15) of Regulation S-K have been omitted because they are not applicable.

Item 9.                     UNDERTAKINGS

(1)          The undersigned Registrant hereby undertakes:

(a)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city and state of Ballsbridge, Dublin (Ireland), on January 14, 2005.

ALLIED IRISH BANKS, P.L.C.

By:	/s/ Michael Buckley
Michael Buckley
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David P. Caulfield, with full power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the following capacities on January 14, 2005.

Signature	Title	Date

/s/ Michael Buckley	Chief Executive Officer	January 14, 2005
Michael Buckley	and Director

/s/ Declan McSweeney	Chief Financial Officer	January 14, 2005
Declan McSweeney

/s/ Gary Kennedy	Executive Officer	January 14, 2005
Gary Kennedy	and Director

/s/ Dermot Gleeson	Director	January 14, 2005
Dermot Gleeson

	Director	January 14, 2005
Adrian Burke

/s/ Colm Doherty	Director	January 14, 2005
Colm Doherty

	Director	January 14, 2005
Padraic M. Fallon

	Director	January 14, 2005
Don Godson

	Director	January 14, 2005
Sir Derek A. Higgs

/s/ John B. McGuckian	Director	January 14, 2005
John B. McGuckian

/s/ Aidan McKeon	Director	January 14, 2005
Aidan McKeon

	Director	January 14, 2005
Jenny Winter

	Director	January 14, 2005
Jim O’Leary

/s/ Michael J. Sullivan	Director	January 14, 2005
Michael J. Sullivan

	Director	January 14, 2005
Robert Wilmers

/s/ Kieran Crowley	Director	January 14, 2005
Kieran Crowley

The Plan.  Pursuant to the requirements of the Securities Act, the undersigned member of the AIB U.S. Pension Committee has duly caused this registration statement to be signed on behalf of the Allied Irish Bank Capital Accumulation Retirement Plan and Trust, thereunto duly authorized, in the city and state of New York, New York, on January 14, 2005.

THE ALLIED IRISH BANK CAPITAL ACCUMULATION RETIREMENT PLAN AND TRUST

By:	/s/ David P. Caulfield
David P. Caulfield
Member, AIB U.S. Pension Committee

EXHIBIT INDEX*

Number	Description	Reference

4.1

Deposit Agreement dated as of November 8, 1990, as amended and restated as of May 14, 1999, among Allied Irish Banks, p.l.c., the Bank of New York and All Owners and Holders of American Depository Receipts

Filed herewith

5.1	Legal Opinion of Bryan Sheridan, Counsel to Allied Irish Banks, p.l.c.	Filed herewith

5.2	ERISA Qualification Undertaking	Filed herewith

23.1	Consent of KPMG	Filed herewith

24.1	Power of Attorney (included in the signature page)	Filed herewith

99.1	The Allied Irish Bank, p.l.c. ADS and Common Stock Information for The Allied Irish Bank Capital Accumulation Retirement Plan and Trust	Filed herewith

99.2	The Allied Irish Bank Capital Accumulation Retirement Plan and Trust: Comparative Fund Information	Filed herewith

99.3	The Allied Irish Bank Capital Accumulation Retirement Plan and Trust Summary Plan Description	Filed herewith

*                      Exhibits required by Items 601(b)(5)(ii) and (iii) and 601(b)(15) of Regulation S-K have been omitted because they are not applicable.